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                                                               Exhibit 10.1(b)


                      FIRST AMENDMENT TO CREDIT AGREEMENT


     THIS FIRST AMENDMENT TO CREDIT AGREEMENT (herein called the "AMENDMENT") made as of the 1st day of October, 1995, by and among HECLA MINING COMPANY, a Delaware corporation (herein called "BORROWER"), Colorado Aggregate Company of New Mexico, a New Mexico corporation, Kentucky-Tennessee Clay Company, a Delaware corporation, K-T Feldspar Corporation, a North Carolina corporation, Mountain West Products, Inc., an Idaho corporation, and NATIONSBANK OF TEXAS, N.A., a national banking association (in its capacity as Agent under the Original Agreement, herein called "AGENT"), and Lenders named in the Original Agreement referred to below ("LENDERS"),

                             W I T N E S S E T H:

     WHEREAS, Borrower, Agent and Lenders have entered into that certain Credit Agreement dated as of August 30, 1994 (the "ORIGINAL AGREEMENT") for the purpose and consideration therein expressed, whereby Lenders became obligated to make loans to Borrower as therein provided; and

     WHEREAS, Borrower, Agent and Lenders desire to amend the Original Agreement to provide for the purposes and consideration set forth herein;

     NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein and in the Original Agreement and in consideration of the loans which may hereafter be made by Lenders to Borrower, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby agree as follows:

                                  ARTICLE I.

                          DEFINITIONS AND REFERENCES

     SECTION 1.1. TERMS DEFINED IN THE ORIGINAL AGREEMENT. Unless the context otherwise requires or unless otherwise expressly defined herein, the terms defined in the Original Agreement shall have the same meanings whenever used in this Amendment.

     SECTION 1.2. OTHER DEFINED TERMS. Unless the context otherwise requires, the following terms when used in this Amendment shall have the meanings assigned to them in this Section 1.2.

          "AMENDMENT" shall mean this First Amendment to Credit Agreement.

          "AMENDMENT DOCUMENTS" shall mean this Amendment, the Renewal Notes and the Pledge Agreement.

          "CREDIT AGREEMENT" shall mean the Original Agreement as amended hereby.

          "PLEDGE AGREEMENT" shall mean that certain Pledge Agreement dated as of October 1, 1995, between Borrower and Agent covering Bonds purchased with funds drawn under the Bond LC.




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          "RENEWAL NOTES" shall mean promissory notes in the form of Exhibit A made by Borrower payable to the order of each Lender in an amount equal to such Lender's Percentage Share of the Maximum Loan Amount.

                                  ARTICLE II.

                       AMENDMENTS TO ORIGINAL AGREEMENT

     SECTION 2.1.  DEFINED TERMS.  (a)  The definitions of "BASE RATE,"
"COMMITMENT PERIOD,"   "FINAL MATURITY DATE," "LETTERS OF CREDIT," "LOAN
BALANCE", "MAXIMUM LOAN AMOUNT", "OBLIGATIONS", "PERCENTAGE SHARE", "PERMITTED DEBT" and "SPREAD" in Section 1.1 of the Original Agreement are hereby amended in their entirety to read as follows:

      "`BASE RATE' means

     (a)       ON EACH DAY PRIOR TO NOVEMBER 1, 1995:

          (i) the Prime Rate if the Loan Balance is EQUAL TO OR LESS THAN $20,000,000; or

          (ii) the Prime Rate plus 0.125% per annum if the Loan Balance is GREATER THAN $20,000,000; and

     (b)  ON NOVEMBER 1, 1995 AND ON EACH DAY THEREAFTER DURING THE COMMITMENT
          PERIOD:

          (i) the Prime Rate if the Loan Balance on such day is EQUAL TO OR LESS THAN 50% of the Maximum Loan Amount;

          (ii) the Prime Rate plus 0.25% per annum if NEW EQUITY HAS NOT BEEN ISSUED and the Loan Balance on such day is EQUAL TO OR LESS THAN 75% BUT GREATER THAN 50% of the Maximum Loan Amount;

          (iii) the Prime Rate plus 0.125% per annum if NEW EQUITY HAS BEEN ISSUED and the Loan Balance on such day is EQUAL TO OR LESS THAN 75% BUT GREATER THAN 50% of the Maximum Loan Amount;

          (iv) the Prime Rate plus 0.50% per annum if NEW EQUITY HAS NOT BEEN ISSUED and the Loan Balance on such day IS GREATER THAN 75% of the Maximum Loan Amount; or

          (v) the Prime Rate plus 0.375% per annum if NEW EQUITY HAS BEEN ISSUED and the Loan Balance on such day IS GREATER THAN 75% of the Maximum Loan Amount; and

     (c)  ON EACH DAY AFTER THE END OF THE COMMITMENT PERIOD:

          (i) the Prime Rate plus .125% per annum if the Loan Balance on such day is EQUAL TO OR LESS THAN 50% of the Maximum Loan Amount;

          (ii) the Prime Rate plus 0.375% per annum if NEW EQUITY HAS NOT BEEN ISSUED and the Loan Balance on such day is EQUAL TO OR LESS THAN 75% BUT GREATER THAN 50% of the Maximum Loan Amount;

          (iii) the Prime Rate plus 0.25% per annum if NEW EQUITY HAS BEEN ISSUED and the Loan Balance on such day is EQUAL TO OR LESS THAN 75% BUT GREATER THAN 50% of the Maximum Loan Amount;
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          (iv) the Prime Rate plus 0.625% per annum if NEW EQUITY HAS NOT BEEN
     ISSUED and the Loan Balance on such day IS GREATER THAN 75% of the Maximum Loan Amount; or

          (v) the Prime Rate plus 0.50% per annum if NEW EQUITY HAS BEEN ISSUED and the Loan Balance on such day IS GREATER THAN 75% of the Maximum Loan Amount.

     If the Prime Rate or the Loan Balance changes after the date hereof, the Base Rate shall be automatically increased or decreased, as the case may be, without notice to Borrower from time to time as of the effective time of each change in the Prime Rate or the Loan Balance. The Base Rate shall in no event, however, exceed the Highest Lawful Rate."

          "`COMMITMENT PERIOD' means the period from and including the date hereof until and including July 31, 1998 (or, if earlier, the day on which the Notes first become due and payable in full).

          "`FINAL MATURITY DATE' means July 31, 2000.

          "`LETTERS OF CREDIT' means the standby letters of credit issued by Issuing Bank at the application of Borrower, and the Bond LC."

          "`LOAN BALANCE' means during each Quarterly Period, the amount of the average aggregate unpaid principal balance of the Loans calculated for the immediately preceding Quarterly Period, as determined by Agent in its sole discretion. As used in this definition of Loan Balance, "Quarterly Period" means each of the following periods for each calendar year: (i) the period from and including January 1 until and including March 31, (ii) the period from and including April 1 until and including July 30, (iii) the period from and including July 1 until and including September 30, and (iv) the period from and including October 1 until December 31.

          "`MAXIMUM LOAN AMOUNT' means the amount of $55,000,000.

          "`OBLIGATIONS' means (a) all Debt from time to time owing by any of the Related Persons to Agent or any Lender under or pursuant to any of the Loan Documents, including without limitation all LC Obligations plus (b) all Hedging Obligations.

          "`PERCENTAGE SHARE' means, with respect to any Lender (a) when used in Sections 2.1 or 2.4, in any Request for Advances or when no Loans are outstanding hereunder, the percentage set forth opposite such Lender's name on Schedule 3, and (b) when used otherwise, the percentage obtained by dividing (i) the sum of the unpaid principal balance of such Lender's Loan at the time in question plus the Matured LC Obligations which such Lender has funded pursuant to Section 2A.3(b) plus the portion of the Maximum Drawing Amount which such Lender might be obligated to fund under Section 2A.3(b), divided by (ii) the sum of the aggregate unpaid principal balance of all Loans at such time plus the aggregate amount of LC Obligations outstanding at such time.

          "`PERMITTED DEBT' means (i) if the aggregate outstanding Funded Debt is equal to or less than $15,000,000, all of such Funded Debt which matures after the Final Maturity Date and is not subject to terms which are more restrictive than the terms and conditions set forth in this Agreement, as determined by Majority Lenders in their sole discretion; and (ii) if the aggregate outstanding Funded Debt is greater than $15,000,000, all of such

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     Funded Debt which matures after the Final Maturity Date and is not subject to terms which are more restrictive than the terms and conditions set forth in this Agreement, as determined by Majority Lenders in their sole discretion; provided that such Funded Debt shall not constitute Permitted Debt unless either (A) Majority Lenders have exercised the Pricing Adjustment Option and the Loan Documents have been amended to provide for the increase in the Base Rate and the Spread pursuant thereto or (B) Agent has notified Borrower that Majority Lenders will not exercise the Pricing Adjustment Option.

          "`SPREAD' means

     (a)  ON EACH DAY PRIOR TO NOVEMBER 1, 1995:

          (i) 0.80% per annum if the Loan Balance is equal to or less than $20,000,000 or

          (ii) 0.925% per annum if the Loan Balance is greater than $20,000,000; and

     (b)  ON NOVEMBER 1, 1995 AND ON EACH DAY THEREAFTER DURING THE COMMITMENT
          PERIOD:

          (i) 0.80% per annum if the Loan Balance on such day is EQUAL TO OR LESS THAN 25% of the Maximum Loan Amount;

          (ii) 0.925% per annum if the Loan Balance on such day is EQUAL TO OR LESS THAN 50% BUT GREATER THAN 25% of the Maximum Loan Amount;

          (iii) 1.175% per annum if NEW EQUITY HAS NOT BEEN ISSUED and the Loan Balance on such day is EQUAL TO OR LESS THAN 75% BUT GREATER THAN 50% of the Maximum Loan Amount;

          (iv) 1.05% per annum if NEW EQUITY HAS BEEN ISSUED and the Loan Balance on such day is EQUAL TO OR LESS THAN 75% BUT GREATER THAN 50% of the Maximum Loan Amount;

          (v) 1.425% per annum if NEW EQUITY HAS NOT BEEN ISSUED and the Loan Balance on such day IS GREATER THAN 75% of the Maximum Loan Amount; or

          (vi) 1.30% per annum if NEW EQUITY HAS BEEN ISSUED and the Loan Balance on such day IS GREATER THAN 75% of the Maximum Loan Amount; and

     (c)  ON EACH DAY AFTER THE END OF THE COMMITMENT PERIOD:

          (i) 0.925% per annum if the Loan Balance on such day is EQUAL TO OR LESS THAN 25% of the Maximum Loan Amount;

          (ii) 1.05% per annum if the Loan Balance on such day is EQUAL TO OR LESS THAN 50% BUT GREATER THAN 25% of the Maximum Loan Amount;

          (iii) 1.30% per annum if NEW EQUITY HAS NOT BEEN ISSUED and the Loan Balance on such day is EQUAL TO OR LESS THAN 75% BUT GREATER THAN 50% of the Maximum Loan Amount;

          (iv) 1.175% per annum if NEW EQUITY HAS BEEN ISSUED and the Loan Balance on such day is EQUAL TO OR LESS THAN 75% BUT GREATER THAN 50% of the Maximum Loan Amount;
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          (v)  1.55% per annum if NEW EQUITY HAS NOT BEEN ISSUED and the Loan
     Balance on such day IS GREATER THAN 75% of the Maximum Loan Amount; or

          (vi) 1.425% per annum if NEW EQUITY HAS BEEN ISSUED and the Loan Balance on such day IS GREATER THAN 75% of the Maximum Loan Amount.

     If the Loan Balance changes, the Spread shall be automatically increased or decreased, as the case may be, without notice to Borrower from time to time as of the effective time of each change in the Loan Balance."

     (b)  The following definitions of "BOND" and "BOND LC" are hereby added to
Section 1.1 of the Original Agreement immediately following the definition of "BASE RATE PORTION:"

          "`BONDS' means the bonds issued under the Indenture."

          "`BOND LC' means that certain letter of credit issued by Issuing Bank substantially in the form of Schedule 4, which provides for payment of the Bonds, and any letter of credit issued by Issuing Bank in substitution therefor in accordance with the terms of this Agreement and the original Bond LC."

     (c)  The following definition of "HEDGING OBLIGATIONS" is  hereby added to
Section 1.1 of the Original Agreement immediately following the definition of "HAZARDOUS MATERIALS:"

          "`HEDGING OBLIGATIONS' means all of the following:

          (i) any and all present or future obligations of one or more of the Related Persons to any one or more Lenders (or any affiliate of any Lender) according to the terms of any present or future interest or currency rate swap, rate cap, rate floor, rate collar, exchange transaction, forward rate agreement, or other exchange or rate protection agreements or any option with respect to any such transaction now existing or hereafter entered into between any of the Related Persons and one or more parties constituting any Lender (or any affiliate of any Lender); and

          (ii) any and all present or future obligations of one or more Related Persons to any one or more Lenders (or to any affiliate of any Lender) according to the terms of any present or future swap agreements, cap, floor, collar, exchange transaction, forward agreement or other exchange or protection agreements relating to gold or other minerals, or any option with respect to any such transaction now existing or hereafter entered into between any of the Related Persons and one or more parties constituting any Lender (or any affiliate of any Lender)."

     (d) The following definition of "INDENTURE" is hereby added to Section 1.1 of the Original Agreement immediately following the definition of "HIGHEST LAWFUL RATE:"

          "`INDENTURE' means that certain Indenture of Trust dated as of October 1, 1995 between The Industrial Development Corporation of Custer County, Idaho and Norwest Bank of Minnesota, National Association, as Trustee, pursuant to which the solid waste disposal revenue bonds (Hecla Mining Company Project) series 1995 are being issued."

     (e) The following definition of "LETTER OF CREDIT SUBLIMIT" is hereby added to Section 1.1 of the Original Agreement immediately following the definition of "LENDERS:"
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          "`LETTER OF CREDIT SUBLIMIT' means the amount of $10,000,000."

     (f)  The following definition of "LOAN AGREEMENT" is hereby added to
Section 1.1 of the Original Agreement immediately following the definition of "LENDERS:"

          "`LOAN AGREEMENT' means that certain Loan Agreement dated as of October 1, 1995, between Borrower and the Industrial Development Corporation of Custer County, Idaho."

     (g)  the following definition of "NEW EQUITY" is hereby added to Section
1.1 of the Original Agreement immediately following the definition of "NATIONSBANK:"

          "`NEW EQUITY' means issuance of common stock of Borrower after October 1, 1995, in a single transaction or multiple transactions, for an aggregate purchase price (net of costs of issuance and commissions) of at least Fifteen Million Dollars ($15,000,000)."

     (h) the following definition of "PRICING ADJUSTMENT OPTION" is hereby added to Section 1.1 of the Original Agreement immediately following the definition of "PERSON:"

          "`PRICING ADJUSTMENT OPTION' means the right of Majority Lenders, in the event that Funded Debt ever exceeds $15,000,000, to increase the Base Rate and the Spread by an amount determined by Majority Lenders, in their sole discretion, to be necessary to reflect market interest rates for a borrower with a financial condition similar to Borrower and a credit facility similar to this Agreement and to require Borrower and Subsidiary Guarantors to amend the Loan Documents to provide for such increase."

     SECTION 2.2. FACILITY FEES; LETTER OF CREDIT FEES. Section 2.5 of the Original Agreement is hereby amended in its entirety as follows:

     "Section 2.5  Facility Fees; Letter of Credit Fees.

          (a) In consideration of each Lender's commitment to make Advances, Borrower will pay to Agent for the account of Lenders a nonrefundable annual facility fee in the amount of 0.325% of the Maximum Loan Amount. Each such fee shall be payable in advance, on the date hereof and on each anniversary of the date hereof until this Agreement shall have been terminated.

          (b) In consideration of the issuance of each Letter of Credit by Issuing Bank, Borrower agrees to pay to Issuing Bank for the account of Lenders, on the date of issuance thereof, a letter of credit fee equal to the greater of (i) the amount calculated by applying the Spread to the face amount of such Letter of Credit for the term thereof or (ii) $500."

     SECTION 2.3. CASH FLOW PROJECTIONS. The second sentence of Section 2.8(b) of the Original Agreement is hereby amended in its entirety to read as follows:

          "Within seven (7) days after receipt of the Borrower Projections, each Lender shall notify Agent whether or not it approves the Borrower Projections (any Lender's failure to so notify the Agent shall be deemed approval of the Borrower Projections by such Lender) and within ten (10) days after receipt of the Borrower Projections, Agent shall notify Borrower whether Majority Lenders have approved the Borrower Projections, and if not

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     approved (i) the reason for withholding such approval and (ii) the Borrower
     Projections, as adjusted by Majority Lenders in their reasonable discretion, as they deem necessary based on the information concerning Borrower then available to Majority Lenders (the "Adjusted Projections").

     SECTION 2.4. LETTERS OF CREDIT; BOND LC. Section 2A.1 of the Original Agreement is hereby amended in its entirety to read as follows:

          "Section 2A.1.  Letters of Credit; Bond LC.

          (a) Terms Applicable to all Letters of Credit Including Bond LC. Subject to the terms and conditions hereof, Issuing Bank agrees to issue from time to time during the Commitment Period, in reliance on the agreements of Lenders set forth in Section 2A.3(b), at Borrower's application, such Letters of Credit as Borrower may from time to time request, so long as:

               (i) the sum of (A) the aggregate amount of LC Obligations at such time, plus (B) the amount of such Letter of Credit, does not exceed the Letter of Credit Sublimit;

               (ii) the sum of (A) the aggregate amount of Advances outstanding at the time such Letter of Credit is issued plus (B) the aggregate amount of LC Obligations at such time, plus (C) the amount of such Letter of Credit, does not exceed the Maximum Loan Amount;

               (iii) the form and terms of such Letter of Credit are satisfactory to Issuing Bank in its sole and absolute discretion;

               (iv) the expiration date of such Letter of Credit is on or before the Business Day immediately preceding the last day of the Commitment Period, unless otherwise agreed to by Majority Lenders; and

               (v) the issuance of such Letter of Credit shall not cause the Total Debt to Cash Earnings Ratio to exceed 4.0 to 1.0 (calculated using Total Debt as of the date of issuance of such Letter of Credit, and including the amount of such Letter of Credit, and using Cash Earnings as of the end of the most recent Fiscal Quarter).

               (b)  Terms Applicable to Bond LC.   (i) Each Lender hereby agrees
          that the form of the Bond LC attached hereto as Schedule 4 is acceptable to it and hereby consents to the issuance of the Bond LC in such form; provided that (A) all of the terms and conditions set forth in Section 2A.1(a) above, (B) all other conditions precedent to the issuance of a Letter of Credit hereunder, and (C) all conditions precedent to the purchase of the Bonds set forth in Section IV of that certain Placement Agreement by and among Borrower, The Industrial Development Corporation of Custer County, Idaho, and NationsBank, N.A., except for delivery of an opinion of Thompson & Knight, P.C., counsel for Agent, and the Bond LC, have been satisfied. (Such consent shall not obligate the Issuing Bank to obtain such Lender's consent to the issuance or extension of the term of any Letter of Credit or the extension of the term of the Bond LC except any extension of the expiration date beyond the last day of the Commitment Period.)




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               (ii) The term of the Bond LC may be extended at the written request of Borrower (in this subparagraph called "Request for Extension") for an additional period determined by the Issuing Bank if the Issuing Bank shall have given written notice to Borrower of such extension and shall have delivered to the Trustee a notice in the form of Annex E to the Bond LC (and the Trustee shall have accepted such notice) at least forty-five (45) days prior to the end of the then effective expiration date of the Bond LC, subject to the terms and conditions set forth in this Agreement and the Bond LC, and subject to earlier termination of the Bond LC in accordance with its terms. If the Issuing Bank shall not have received from Borrower a Request for Extension at least ninety (90) days prior to the then effective expiration date of the Bond LC, Issuing Bank shall have no obligation to consider extending the term of the Bond LC. Issuing Bank shall notify Borrower whether or not it shall extend the term of the Bond LC within forty-five (45) days after Issuing Bank's receipt of a Request for Extension. Any determination to extend the term of the Letter of Credit shall be made at Issuing Bank's sole discretion; no course of dealing or other circumstances shall require the Issuing Bank to extend the Letter of Credit.

     SECTION 2.5. CASH COLLATERAL FOR LC OBLIGATIONS. Paragraph (a) of Section 2A.8 of the Original Agreement is hereby amended and restated in its entirety to read as follows:

     "(a) Cash Collateral for LC Obligations.

          (i) Acceleration. If the Obligations, or any part thereof, become immediately due and payable pursuant to Article VII, then all LC Obligations shall become immediately due and payable without regard for actual drawings or payments on the Letters of Credit and Borrower shall immediately pay to Agent for the account of the Issuing Bank an amount equal to the aggregate LC Obligations then outstanding.

          (ii) Long-term Letters of Credit.  If in accordance with the terms of
     Section 2A.1 of this Agreement, Majority Lenders have agreed to extend the expiration date of any Letter of Credit beyond the last Business Day of the Commitment Period, on such Business Day Borrower will pay to Agent for the account of the Issuing Bank an amount equal to the aggregate LC Obligations relating to such Letters of Credit, in addition to all other amounts then due under the Loan Documents.

          (iii) Required Prepayment Amount. If at the time Borrower is required to pay all or part of a Required Prepayment Amount pursuant to
     Section 2.8, the amount of Obligations, other than LC Obligations, then outstanding is less than the amount of the Required Prepayment Amount then due, Borrower shall pay to Agent for the account of Issuing Bank the amount by which (A) the amount of the Required Prepayment Amount then due exceeds
     (B) the amount of Obligations, other than LC Obligations, then outstanding, (in each case the "Excess Amount") to be held pursuant to Section 2.A8. So long as no Default or Event of Default has occurred and is continuing, upon written request of Borrower to Agent within thirty (30) days after the end of any Fiscal Quarter for which the Total Debt to Cash Earnings Ratio exceeds 4.0 to 1.0 without any additional Required Prepayment Amount, Agent shall remit to Borrower the Cash Collateral deposited pursuant to this subsection in the amount so requested."

     SECTION 2.6. OPTIONAL PREPAYMENTS. Section 2.7 of the Original Agreement is hereby amended in its entirety to read as follows:

          "Section 2.7. Optional Prepayments. Borrower may, upon one Business Day's notice to each Lender, from time to time and without premium or penalty prepay the Notes, in whole or in part, so long as the aggregate amounts of all partial prepayments of principal on the Notes equals $500,000 or any higher integral multiple of $500,000, and so long as Borrower pays any costs with respect to the prepayment of any Fixed Rate Portion due under Section 2.13. Each partial prepayment of principal made after the end of the Commitment Period shall be applied to the regular installments of principal due under the Notes in the inverse order of their maturities. Each prepayment of principal under this section shall be accompanied by all interest then accrued and unpaid on the principal so prepaid. Any principal or interest prepaid pursuant to this section shall be in addition to, and not in lieu of, all payments otherwise required to be paid under the Loan Documents at the time of such prepayment."

     SECTION 2.7. BOOKS, FINANCIAL STATEMENTS AND REPORTS. The following two new paragraphs (v) and (vi) are hereby added to Section 5.1(b) of the Original Agreement immediately after paragraph (iv) thereof.

          (v) A copy of the final Rosebud project feasibility study to Agent and Lenders upon completion thereof; and

          (vi) A quarterly variance report explaining material variances between actual versus budgeted amounts for all material business units of Borrower, including information such as unit price and cost data, capital expenditures, revenues, and operating costs.

     SECTION 2.8. EVENTS OF DEFAULT. The following new paragraphs (k) and (l) are hereby added to Section 7.1 of the Original Agreement immediately after 1(j) thereof and shall read as follows:

          "(k) an `Event of Default' occurs and is continuing under the Indenture or under the Loan Agreement; and

          (l) any party to the Indenture fails to observe or perform any of the covenants, conditions, or agreements of the Indenture or the Bonds in any material respect, or any party to the Loan Agreement fails to observe or perform any of the covenants, conditions, or agreements of the Loan Agreement in any material respect, and such failure has not been waived or not cured within any applicable grace period."

     SECTION 2.9.  SCHEDULES; EXHIBITS.  Schedule 3 hereto is hereby added as
Schedule 3 to the Original Agreement, Schedule 4 hereto is hereby added as
Schedule 4 to the Original Agreement, and Exhibit A hereto is hereby substituted for Exhibit A to the Original Agreement.

                                 ARTICLE III.

                          CONDITIONS OF EFFECTIVENESS

     SECTION 3.1. EFFECTIVE DATE. This Amendment shall become effective as of the date first above written when, and only when:

     (a) Agent shall have received each of the Amendment Documents duly executed and delivered by Borrower;

     (b) Agent shall have additionally received all of the following documents, each document (unless otherwise indicated) being dated the date of receipt thereof by Agent, duly authorized, executed and delivered, and in form and substance satisfactory to Agent:

          (i) a certificate of a duly authorized officer of Borrower to the effect that all of the representations and warranties set forth in Article IV hereof are true and correct at and as of the time of such effectiveness;

          (ii) a certificate of the Secretary of Borrower dated the date of the Amendment Documents certifying that attached thereto is a true and complete copy of resolutions adopted by the Board of Directors of Borrower authorizing the execution, delivery and performance of the Amendment Documents and certifying the names and true signatures of the officers of Borrower authorized to sign the Amendment Documents;

          (iii) an opinion of counsel to Borrower in the form attached hereto as Exhibit B; and

          (iv) such supporting documents as Agent may reasonably request.

     (c) Agent shall have received for the account of Lenders an upfront fee in the amount of $55,000.

                                  ARTICLE IV.

                        REPRESENTATIONS AND WARRANTIES

     SECTION 4.1. REPRESENTATIONS AND WARRANTIES OF BORROWER. In order to induce each Lender to enter into the Amendment Documents, Borrower represents and warrants to each Lender that:

     (a) The representations and warranties contained in Section 4.1 of the Original Agreement are true and correct at and as of the time of the effectiveness hereof.

     (b) Borrower is duly authorized to execute and deliver the Amendment Documents and is and will continue to be duly authorized to borrow monies and to perform its obligations under the Credit Agreement. Borrower has duly taken all corporate action necessary to authorize the execution and delivery of the Amendment Documents and to authorize the performance of the obligations of Borrower hereunder.

     (c) The execution and delivery by Borrower of the Amendment Documents, the performance by Borrower of its obligations thereunder and the consummation of the transactions contemplated thereby do not and will not conflict with any provision of law, statute, rule or regulation or of the certificate of incorporation and bylaws of Borrower, or of any material agreement, judgment, license, order or permit applicable to or binding upon Borrower, or result in the creation of any lien, charge or encumbrance upon any assets or properties of Borrower. Except for those which have been obtained, no consent, approval, authorization or order of any court or governmental authority or third party is required in connection with the execution and delivery by Borrower of the Amendment Documents.

     (d) When duly executed and delivered, each of the Amendment Documents and the Credit Agreement will be a legal and binding obligation of Borrower, enforceable in accordance with its terms, except as limited by bankruptcy, insolvency or similar laws of general application relating to the enforcement of creditors' rights and by equitable principles of general application.

     (e) The audited annual Consolidated financial statements of Borrower dated as of December 31, 1994 and the unaudited quarterly Consolidated financial statements of Borrower dated as of June 30, 1995 fairly present the Consolidated financial position at such dates and the Consolidated statement of operations and the changes in Consolidated financial position for the periods ending on such dates for Borrower. Copies of such financial statements have heretofore been delivered to each Lender. Since June 30, 1995, no material adverse change has occurred in the financial condition or businesses or in the Consolidated financial condition or businesses of Borrower.

                                  ARTICLE V.

                                 MISCELLANEOUS

     SECTION 5.1. RATIFICATION OF AGREEMENTS. The Original Agreement as hereby amended is hereby ratified and confirmed in all respects. The Loan Documents, as they may be amended or affected by the various Amendment Documents, are hereby ratified and confirmed in all respects. Any reference to the Credit Agreement in any Loan Document shall be deemed to refer to this Amendment also and any reference in any Loan Document to any other document or instrument amended, renewed, extended or otherwise affected by any Amendment Document shall also refer to such Amendment Document. Any reference to the Note in any other Loan Document shall be deemed to be a reference to the Renewal Note issued and delivered pursuant to this Amendment. The execution, delivery and effectiveness of the other Amendment Documents shall not, except as expressly provided herein or therein, operate as a waiver of any right, power or remedy of Lender under the Credit Agreement or any other Loan Document nor constitute a waiver of any provision of the Credit Agreement or any other Loan Document.

     SECTION 5.2. SURVIVAL OF AGREEMENTS. All representations, warranties, covenants and agreements of Borrower herein shall survive the execution and delivery of the Amendment Documents and the performance hereof, including without limitation the issuance of the Renewal Notes, and shall further survive until all of the Obligations are paid in full. All statements and agreements contained in any certificate or instrument delivered by Borrower or any Related Person hereunder or under the Credit Agreement to any Lender shall be deemed to constitute representations and warranties by, and/or agreements and covenants of, Borrower under the Amendment Documents and under the Credit Agreement.

     SECTION 5.3. MARKING OF ORIGINAL NOTE. Lender shall promptly mark each Lender's original Note either "renewed and extended" or "ineffective" and shall deliver a photocopy thereof to Borrower.

     SECTION 5.4. GOVERNING LAW. The Amendment Documents shall be governed by and construed in accordance with the laws of the State of Texas and any applicable laws of the United States of America in all respects, including construction, validity and performance.

     SECTION 5.5. COUNTERPARTS. This Amendment may be separately executed in counterparts and by the different parties hereto in separate counterparts, each of which when so executed shall be deemed to constitute one and the same Amendment.

     IN WITNESS WHEREOF, this Amendment is executed as of the date first above written.



                              HECLA MINING COMPANY, Borrower


                              By:  /s/ John P. Stilwell
                                 --------------------------------------------
                                   John P. Stilwell
                                   Vice President-Finance and Treasurer



                              COLORADO AGGREGATE COMPANY OF NEW
                              MEXICO INC., Subsidiary Guarantor


                              By:  /s/ J. Gary Childress
                                 --------------------------------------------
                                   J. Gary Childress
                                   Vice President



                              KENTUCKY-TENNESSEE CLAY COMPANY,
                              Subsidiary Guarantor


                              By:  /s/ J. Gary Childress
                                 --------------------------------------------
                                   J. Gary Childress
                                   Vice President



                              K-T FELDSPAR CORPORATION,
                              Subsidiary Guarantor


                              By:  /s/ J. Gary Childress
                                 --------------------------------------------
                                   J. Gary Childress
                                   Vice President




                              MOUNTAIN WEST PRODUCTS, INC.
                              Subsidiary Guarantor


                              By:  /s/ Michael B. White
                                 --------------------------------------------
                                   Michael B. White
                                   Vice President

                              NATIONSBANK OF TEXAS, N.A.,
                              Agent and Lender


                              By:  /s/ Ilene S. Larimore
                                 --------------------------------------------
                                    Name:   Ilene S. Larimore
                                    Title:  Senior Vice President



                              SEATTLE-FIRST NATIONAL BANK, Lender


                              By:  /s/ Joe Poole
                                 --------------------------------------------
                                    Joe Poole, Vice President



                              BANK OF AMERICA, IDAHO, N.A., Lender


                              By:  /s/ John A. MacPhee
                                 --------------------------------------------
                                    John A. MacPhee, Vice President


                              FIRST SECURITY BANK OF IDAHO, N.A.,
                              Lender


                              By:  /s/ Vicki Riga
                                 --------------------------------------------
                                    Vicki Riga, Vice President

                                                                    SCHEDULE 3


                          LENDER'S PERCENTAGE SHARES



                                                              Percentage Share
   Name of Bank                  Percentage Share            of Maximum Amount
   ------------                  ----------------            -----------------



NationsBank of Texas, N.A.,      50%                               $27,500,000
Agent and Lender


Seattle First National Bank,     25%                                13,750,000
Lender


Bank of America, Idaho, N.A.,    12.5%                               6,875,000
Lender


First Security Bank of Idaho,    12.5%                               6,875,000
Lender

                                 =============================================
   MAXIMUM AMOUNT                                                  $55,000,000

                                                                    SCHEDULE 4


                                FORM OF BOND LC

                                                                     EXHIBIT A

                                PROMISSORY NOTE

$_____________                   Dallas, Texas            ______________, 1995

   FOR VALUE RECEIVED, the undersigned, Hecla Mining Company, a Delaware corporation (herein called "Borrower"), hereby promises to pay to the order of _________________________________________, a national banking association
(herein called "Lender"), the principal sum of _________________________________ DOLLARS ($__________), or, if greater or less, the aggregate unpaid principal amount of the Loan made under this Note by Lender to Borrower pursuant to the terms of the Credit Agreement (as hereinafter defined), together with interest on the unpaid principal balance thereof as hereinafter set forth, both principal and interest payable as herein provided in lawful money of the United States of America at the offices of the Agent under the Credit Agreement, 901 Main Street, Dallas, Texas 75202 or at such other place within Dallas County, Texas, as from time to time may be designated by the holder of this Note.

   This Note (a) is issued and delivered under that certain Credit Agreement dated as of August 30, 1994, among Borrower, NationsBank of Texas, N.A., as Agent, and the lenders (including Lender) referred to therein (herein, as from time to time supplemented, amended or restated, called the "Credit Agreement"), and is a "Note" as defined therein, (b) is subject to the terms and provisions of the Credit Agreement, which contains provisions for payments and prepayments hereunder and acceleration of the maturity hereof upon the happening of certain stated events, and (c) renews and extends, but does not novate or extinguish, that certain Promissory Note dated August 30, 1994, made by Borrower payable to the order of Lender in the original principal amount of ___________________ Dollars ($___________). Payments on this Note shall be made and applied as provided herein and in the Credit Agreement. Reference is hereby made to the Credit Agreement for a description of certain rights, limitations of rights, obligations and duties of the parties hereto and for the meanings assigned to terms used and not defined herein.

   For the purposes of this Note, the following terms have the meanings assigned to them below:

              "Base Rate Payment Date" means (i) the last day of each October, January, April and July of each year, beginning October 31, 1995, and (ii) any day on which past due interest or principal is owed hereunder and is unpaid. If the terms hereof or of the Credit Agreement provide that payments of interest or principal hereon shall be deferred from one Base Rate Payment Date to another day, such other day shall also be a Base Rate Payment Date.

              "Fixed Rate Payment Date" means, with respect to any Fixed Rate
   Portion: (i) the day on which the related Interest Period ends (and, if such Interest Period is three months or longer, the three-month anniversary of the first day of such Interest Period), and (ii) any day on which past due interest or past due principal is owed hereunder with respect to such Fixed Rate Portion and is unpaid. If the terms hereof or of the Credit Agreement provide that payments of interest or principal with respect to such Fixed Rate Portion shall be deferred from one Fixed Rate Payment Date to another day, such other day shall also be a Fixed Rate Payment Date.

   The principal amount of this Note shall be due and payable in eight (8) quarterly installments, each of which shall be equal to one-eighth (1/8) of the aggregate unpaid principal balance of this Note at the end of the Commitment Period, and shall be due and payable on each Base Rate Payment Date, beginning with the first Base Rate Payment Date to occur after the end of the Commitment Period, and continuing regularly thereafter until the Final Maturity Date, at which time the unpaid principal balance of this Note and all interest accrued hereon shall be due and payable in full.

   The Base Rate Portion of the Loan (exclusive of any past due principal or interest) from time to time outstanding shall bear interest on each day outstanding at the Base Rate in effect on such day. On each Base Rate Payment Date Borrower shall pay to the holder hereof all unpaid interest which has accrued on the Base Rate Portion to but not including such Base Rate Payment Date. Each Fixed Rate Portion of the Loan (exclusive of any past due principal or interest) shall bear interest on each day during the related Interest Period at the related Fixed Rate in effect on such day. On each Fixed Rate Payment Date relating to such Fixed Rate Portion Borrower shall pay to the holder hereof all unpaid interest which has accrued on such Fixed Rate Portion to but not including such Fixed Rate Payment Date. All past due principal of and past due interest on the Loan shall bear interest on each day outstanding at the Late Payment Rate in effect on such day, and such interest shall be due and payable daily as it accrues. Notwithstanding the foregoing provisions of this paragraph: (a) this Note shall never bear interest in excess of the Highest Lawful Rate, and (b) if at any time the rate at which interest is payable on this Note is limited by the Highest Lawful Rate (by the foregoing clause (a) or by reference to the Highest Lawful Rate in the definitions of Base Rate, Fixed Rate, and Late Payment
Rate), this Note shall bear interest at the Highest Lawful Rate and shall continue to bear interest at the Highest Lawful Rate until such time as the total amount of interest accrued hereon equals (but does not exceed) the total amount of interest which would have accrued hereon had there been no Highest Lawful Rate applicable hereto.

   Notwithstanding the foregoing paragraph and all other provisions of this Note, in no event shall the interest payable hereon, whether before or after maturity, exceed the maximum amount of interest which, under applicable law, may be charged on this Note, and this Note is expressly made subject to the provisions of the Credit Agreement which more fully set out the limitations on how interest accrues hereon. In the event applicable law provides for a ceiling under Texas Revised Civil Statutes Annotated article 5069-1.04, that ceiling shall be the indicated rate ceiling and shall be used in this Note for calculating the Highest Lawful Rate and for all other purposes. The term "applicable law" as used in this Note shall mean the laws of the State of Texas or the laws of the United States, whichever laws allow the greater interest, as such laws now exist or may be changed or amended or come into effect in the future.

   If this Note is placed in the hands of an attorney for collection after default, or if all or any part of the indebtedness represented hereby is proved, established or collected in any court or in any bankruptcy, receivership, debtor relief, probate or other court proceedings, Borrower and all endorsers, sureties and guarantors of this Note jointly and severally agree to pay reasonable attorneys' fees and collection costs to the holder hereof in addition to the principal and interest payable hereunder.

   Borrower and all endorsers, sureties and guarantors of this Note hereby severally waive demand, presentment, notice of demand and of dishonor and nonpayment of this Note, protest, notice of protest, notice of intention to accelerate the maturity of this Note, declaration or notice of acceleration of the maturity of this Note, diligence in collecting, the bringing of any suit against any party and any notice of or defense on account of any extensions, renewals, partial payments or changes in any manner of or in this Note or in any of its terms, provisions and covenants, or any releases or substitutions of any security, or any delay, indulgence or other act of any trustee or any holder hereof, whether before or after maturity.

   THIS NOTE AND THE RIGHTS AND DUTIES OF THE PARTIES HERETO SHALL BE GOVERNED BY THE LAWS OF THE STATE OF TEXAS (WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW), EXCEPT TO THE EXTENT THE SAME ARE GOVERNED BY APPLICABLE FEDERAL LAW.


                              HECLA MINING COMPANY


                              By:  /s/ John P. Stilwell
                                 --------------------------------------------
                                   John P. Stilwell
                                   Vice President-Finance and Treasurer

                                   EXHIBIT B


                         OPINION OF BORROWER'S COUNSEL

                               October __, 1995



NationsBank of Texas, N.A., as Agent under
     the Agreement referred to below
901 Main Street
Dallas, Texas  75202
Attention:  Energy Banking Group

Ladies and Gentlemen:

     This opinion is being delivered to you pursuant to Section 3.1(c)(iii) of the First Amendment to Credit Agreement of even date herewith (the "Amendment"), which amends that certain Credit Agreement dated August 30, 1994 (the "Original Agreement"; the Original Agreement as amended by the Amendment, the "Agreement"), by and among Hecla Mining Company ("Borrower"), Colorado Aggregate Company of New Mexico, Inc., a Delaware corporation, Kentucky-Tennessee Clay Company, a Delaware corporation and K-T Feldspar Corporation, a Delaware corporation (each individually, a "Subsidiary Guarantor" and collectively, "Subsidiary Guarantors"), NationsBank of Texas, N.A., as Agent, and the Lenders named therein. The Agreement provides for credit in the maximum principal amount of $55,000,000 to be made available by Lenders to Borrower, in accordance with the terms and provisions therein contained. Terms which are defined in the Agreement and which are used but not defined herein shall have the meanings given them in the Agreement.

     We have acted as counsel for Borrower and each Subsidiary Guarantor in connection with the transactions provided for in the Agreement. As such counsel we have assisted in the negotiation of the Amendment and the other Loan Documents and have advised our clients of their duties and obligations thereunder. We have examined executed counterparts (or, where indicated, photostatic copies of executed counterparts) of the documents listed in
Schedule 1. We have discussed the matters addressed in this opinion with officers and representatives of Borrower and each Subsidiary Guarantor to the extent we have deemed appropriate to enable us to render this opinion. In particular, but without limitation, we have confirmed that Borrower and each Subsidiary Guarantor acknowledges, understands and agrees that the Loan Documents as written set forth the entire understanding and agreement of the parties thereto.

     In preparing this opinion we have also examined original counterparts or photostatic or certified copies of all other instruments, agreements, certificates, records and other documents (whether of Borrower or any Subsidiary Guarantor, their officers, directors, shareholders and representatives, public officials, or other persons) which we have considered relevant hereto. In making this examination we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as photostatic or certified copies, and the authenticity of the originals of such copies.

     Based upon the foregoing, and subject to the qualifications and exceptions hereinafter set forth, we are of the opinion that:

     1. Each of Borrower and the Subsidiary Guarantors is duly incorporated, validly existing and in good standing under the laws of the State of Delaware. Each of Borrower and the Subsidiary Guarantors has all requisite corporate power to enter into the Loan Documents and to perform its obligations thereunder.

     2. Each of Borrower and the Subsidiary Guarantors is duly qualified to transact business and in good standing in all jurisdictions where the character of its properties or the nature of its activities makes such qualification necessary.

     3. All of the outstanding capital stock of each Subsidiary Guarantor is owned of record and, to the best of our knowledge, beneficially by Borrower. All of such outstanding capital stock has been duly authorized and validly issued and is fully paid and non-assessable. To the best of our knowledge, no Subsidiary Guarantor has any obligation or commitment to issue any other shares of capital stock, nor has any Subsidiary Guarantor granted any options with respect thereto.

     4. The Amendment, the Replacement Notes made payable to Lenders, the Pledge Agreement (as used herein the terms Replacement Notes and Pledge Agreement shall have the meanings assigned to them in the Amendment) and the Credit Agreement (herein collectively referred to as the "Loan Documents") have been duly authorized, executed and delivered by Borrower and each Subsidiary Guarantor. The Loan Documents constitute legal valid and binding instruments and agreements of Borrower and the Subsidiary Guarantors, and the obligations of Borrower and the Subsidiary Guarantors thereunder are enforceable in accordance with the terms thereof.

     5. The execution, delivery and performance by Borrower and each Subsidiary Guarantor of the Loan Documents and the consummation of the transactions contemplated thereby, will not and did not (a) violate or contravene any provision of the charter or bylaws of Borrower or any Subsidiary Guarantor, or, (b) to the best of our knowledge, conflict with or result in a breach of any material term or provision of or constitute a default under or result in the maturing of any indebtedness pursuant to any indenture, mortgage, deed of trust, note or loan agreement, or other material agreement or instrument, of which we have knowledge to which Borrower or any Subsidiary Guarantor is a party or by which any of them or any of their various properties are bound, or, (c) result in a violation of any law, rule or regulation or, to the best of our knowledge, any judgment, order, decree, determination or award of any court or governmental authority which is now in effect and applicable to Borrower or any Subsidiary Guarantor or to any of their properties. To the best of our knowledge, neither Borrower nor any Subsidiary Guarantor is in default under or in violation of any law, rule, regulation, judgment, order, decree, determination, award, indenture, mortgage, deed of trust, note, loan agreement or other material agreement or instrument of which we have knowledge or in violation of its charter or bylaws.

     6. To the best of our knowledge, no consent, approval, authorization or order of any court or governmental agency or of any third party is or was required (a) for the execution and delivery by Borrower or any Subsidiary Guarantor of the Loan Documents, (b) for the consummation of the transactions contemplated thereby, or (c) for the performance by Borrower or any Subsidiary Guarantor of their various obligations thereunder.

     7. To the best of our knowledge there are no actions, suits, proceedings or investigations pending or threatened against or affecting Borrower or any Subsidiary Guarantor or any of their various properties in any court or governmental agency (a) seeking to enjoin, or questioning the legality or validity of, the performance by Borrower or any Subsidiary Guarantor of any of their various obligations under the Loan Documents, or
(b) which have, or would have if adversely determined, a material adverse effect on the ability of Borrower or any Subsidiary Guarantor to perform such obligations.

     8. To the best of our knowledge, (a) the representations and warranties of Borrower and each Subsidiary Guarantor in the Loan Documents are and were true and correct in all material respects on the date hereof and on the dates when made, and (b) there does not exist on the date hereof any Default or Event of Default under the Credit Agreement.

     9. In the course of our representation of Borrower and each Subsidiary Guarantors in connection with the negotiation of the Agreement, we discussed with officers and representatives of Borrower and each Subsidiary Guarantor, to the extent we deemed appropriate, the terms and provisions of the Agreement. Nothing came to our attention in the course of such representation or discussions which has led us to believe that the representations and warranties of Borrower and each Subsidiary Guarantor in the Amendment or the Agreement are not or were not true and correct in all material respects on the date hereof and on the dates when made or that there exists on the date hereof any Default or Event of Default under the Agreement.

     This opinion is limited by, subject to and based on the following:

     (a) This opinion is limited in all respects to the General Corporation Law of the State of Delaware, the laws of the State of Colorado and applicable federal law; however, we are not members of the bar of the State of Delaware and our knowledge of its General Corporation Law is derived from a reading of that statute without consideration of any judicial or administrative interpretations thereof.

     (b) In rendering the opinion expressed in the second sentence of paragraph 4 hereof, we have assumed that the Loan Documents have been duly authorized, executed and delivered by Agent and each Lender (to the extent that each is a party thereto).

     (c) In connection with opinions expressed herein as being limited "to the best of our knowledge", our examination has been limited to discussions with the officers and representatives of Borrower and each Subsidiary Guarantor in the course of this transaction, and our knowledge of the affairs of Borrower and each Subsidiary Guarantor as their counsel, and we have made no independent investigations as to the accuracy or completeness of any representations, warranties, data or other information, written or oral, made or furnished by any of them to us, to Agent or to any Lender.

     (d) We have made no examination of and express no opinion with respect to (i) titles to or, except as to adequacy of form, descriptions of the properties described in the Loan Documents, (ii) whether there are of record any liens, security interests, charges or encumbrances thereon, or (iii) the filing or recording of the Loan Documents or any financing statements or other instruments relating thereto.

     (e) The enforceability of the respective obligations of the parties to the Loan Documents, and the availability of certain rights and remedies provided for therein, may be limited by (i) applicable state and federal laws and judicial decisions, but the remedies provided for in the Loan Documents are adequate for the practical realization of the benefits provided thereby,
(ii) equitable principles which may limit the availability of certain equitable remedies (such as specific performance) in certain instances, or
(iii) applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally.

     The opinions herein expressed are for the benefit of Agent and Lenders and may be relied upon only by Agent, Lenders and by Thompson & Knight, A Professional Corporation, in connection with any opinion delivered by them to Agent.


                                   Respectfully submitted,

                                      SCHEDULE 1 to Borrower's Counsel Opinion


                            LOAN DOCUMENTS REVIEWED


1.   The Original Agreement and the Amendment.

2.   Replacement Note payable to the order of each Lender.

3.   Pledge Agreement.

2. Omnibus Certificate of even date herewith by President and Secretary of Borrower, with following exhibits: (a) Incumbency and Signature Certificate of Officers of Borrower, (b) Resolutions of Board of Directors of Borrower.

3. Omnibus Certificate of even date herewith by President and Secretary of Colorado Aggregate Company of New Mexico, Inc., a Delaware corporation ("Colorado Aggregate") with following exhibits: (a) Incumbency and Signature Certificate of officers of Colorado Aggregate, (b) Resolutions of Board of Directors of Colorado Aggregate.

4. Omnibus Certificate of even date herewith by President and Secretary of Kentucky-Tennessee Clay Company, a Delaware corporation ("Kentucky-Tennessee Clay") with following exhibits: (a) Incumbency and Signature Certificate of officers of Kentucky-Tennessee Clay, (b) Resolutions of Board of Directors of Kentucky-Tennessee Clay.

5. Omnibus Certificate of even date herewith by President and Secretary of K-T Feldspar Corporation, a Delaware corporation ("K-T Feldspar") with following exhibits: (a) Incumbency and Signature Certificate of officers of K-T Feldspar, (b) Resolutions of Board of Directors of K-T Feldspar.

6. Compliance Certificate of even date herewith by a duly authorized officer and Treasurer of Borrower.